Exhibit 99.2

Beyond Li-ion™

SES AI Reports First Quarter 2026 Financial Results

Reports above consensus first quarter revenue of $6.7 million

Signed multiyear ESS distribution agreement with ATG EPower

Improved first quarter gross margin to 18.1% from 11.3% in fourth quarter 2025

Maintained strong liquidity position with approximately $178 million

Affirms full year 2026 revenue guidance of $30 million to $35 million

Highlights

●	Reported $6.7 million in the first quarter 2026 revenue, a 47% increase over $4.6 million in the fourth quarter of 2025
●	GAAP net loss in the first quarter 2026 of $12.1 million, or $0.04 loss per share, compared to a GAAP net loss of $17.0 million, or $0.05 loss per share in the fourth quarter 2025
●	Non-GAAP net loss in the first quarter 2026 of $11.1 million, or $0.03 loss per share, compared to a non-GAAP loss of $11.8 million, or $0.04 loss per share in the fourth quarter 2025
●	Gross margin improved to 18.1% in the first quarter 2026, from 11.3% in the fourth quarter 2025
●	Entered into a $20 million multiyear distribution agreement with ATG EPower, a leading North American distributor of renewable energy and energy storage solutions
●	Completed the conversion of the manufacturing line at the Chungju, South Korea facility from EV pouch cells to drone-format pouch cells, quickly ramping up to an annual production capacity of one million cells a year
●	Approximately six customers have progressed through second-phase testing of materials discovered through the Molecular Universe platform
●	Introduced Molecular Universe 2.5 – the fifth iteration since the 2024 launch
●	Secured a multiyear commitment from a major global battery manufacturer for MU’s Search in a Box product
●	Affirmed previously issued full year 2026 revenue guidance in a range of $30 million to $35 million

Woburn, MA (April 23, 2026) - SES AI Corporation (“SES AI”) (NYSE: SES), a global leader in the development and manufacturing of AI-enhanced high-performance Li-Metal and Li-ion batteries, today announced its business results for the first quarter ended March 31, 2026 and affirmed its previously issued financial guidance for the year ending December 31, 2026.

© 2026 SES AI Corp.

The Company posted a Letter to Our Shareholders on its Investor Relations website, which provides a business update, details on its first quarter 2026 results, and its guidance for 2026.

Dr. Qichao Hu, Founder and CEO of SES AI, noted, “We continued to build on the positive momentum we created in 2025 with a strong start to 2026, especially from the continued execution in our Energy Storage Systems business through UZ Energy. During the quarter, we entered into a multiyear distribution agreement with ATG E Power to expand our ESS business into the North American market. Our ability to provide both hardware and an intelligent operating system that predicts battery health and reduces maintenance costs is a key differentiator for both our current and prospective customers.

“Our drone cell business continues to grow, as we completed the conversion of our manufacturing line at our Chungju, South Korea facility from EV pouch cells to drone-format pouch cells, with the converted line now ramping up to an annual capacity of approximately 1,000,000 drone cells. During the quarter, we have seen strong customer interest and began shipping sample cells to prospective defense and commercial drone customers for evaluation and qualification testing,” Dr. Hu added.

“In April, we introduced the fifth iteration of the Molecular Universe, version 2.5, which delivers upgraded capabilities across our five AI-powered workflows, and signed a major global battery manufacturer to a multiyear contract for our Search in a Box product,” stated Dr. Hu. “During the quarter, we made progress on our plan to grow revenue across our three business units, expand margins, and reduce costs, while we continue to develop our commercial pipeline to deliver on our full-year outlook.”

The Company will hold a conference call later today at 5:00 p.m. Eastern Time.

A webcast of the live conference call will be available through SES’s Investor Relations website, https://investors.ses.ai. The following link can be used to register in advance for the call: https://events.q4inc.com/attendee/998500960.

The conference call can also be accessed live over the phone by dialing the following numbers:

United States (Toll Free): 800-715-9871
International: +1 646-307-1963

Access Code: 2990899

A webcast replay will be available shortly after the call at:
https://investors.ses.ai/events-and-presentations/events/default.aspx

© 2026 SES AI Corp.

About SES AI:

SES AI Corp. (NYSE: SES) is powering the future of global electric transportation on land and in the air with the world’s most advanced Li-Metal batteries. SES AI is the first battery company in the world to accelerate its pace of innovation by utilizing superintelligent AI across the spectrum of its business, from research and development; materials sourcing; cell design; engineering and manufacturing; to battery health and safety monitoring. Founded in 2012, SES AI is an Li-Metal battery developer and manufacturer headquartered in Boston and with operations in Singapore, Shanghai, and Seoul. Learn more at SES.AI.

SES AI may use its website as a distribution channel of material company information. Financial and other important information regarding SES AI is routinely posted on and accessible through the Company’s website at www.ses.ai. Accordingly, investors should monitor this channel, in addition to following SES AI’s press releases, Securities and Exchange Commission filings and public conference calls and webcasts.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, about us and our industry that involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “will,” “goal,” “prioritize,” “plan,” “target,” “expect,” “focus,” “look forward,” “opportunity,” “believe,” “estimate,” “continue,” “anticipate,” “project” and “pursue” or the negative of these terms or similar expressions. These statements are based on the beliefs and assumptions of the management of the Company. You should not place undue reliance on these forward-looking statements. Although the Company believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, it cannot provide assurance that it will achieve or realize these plans, intentions or expectations. Should one or more of a number of known and unknown risks and uncertainties materialize, or should any of our assumptions prove incorrect, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to, among other things, risks relating to the Company’s ESS business and the ability of our products to meet customer needs, the risk that the market for the Molecular Universe platform is still emerging, and may not achieve the customer interest or growth potential that SES AI expects; risks relating to the uncertainty of achieving and maintaining profitability; risks relating to the uncertainty of meeting future capital requirements; risks relating to the integration of Shenzhen

© 2026 SES AI Corp.

UZ Energy Co., Ltd. into the business of SES; the market for drones, robotics and air mobility, and for use of SES technology in such applications, is still emerging and may not achieve the growth potential we expect; potential supply chain difficulties; the ability to obtain raw materials, components or equipment through new or existing supply relationships; our use of artificial intelligence and machine learning may result in legal and regulatory risk; risks resulting from SES’s strategic alliances and investments; product liability and other potential litigation, regulation and legal compliance; SES’s ability to attract, train and retain highly skilled employees and key personnel; risks related to SES’s intellectual property; business, regulatory, political, operational, financial and economic risks related to SES’s business operations outside the United States; SES’s failure to satisfy certain NYSE listing requirements may result in its Class A common stock being delisted from the NYSE, which could eliminate or adversely affect the trading market for SES Class A common stock; the volatility of SES’s common stock and value of SES’s public warrants; SES has, in the past, identified material weaknesses in its internal control over financial reporting and may identify material weaknesses in the future or otherwise fail to maintain an effective system of internal controls and other factors described in our filings with the Securities and Exchange Commission (the “SEC”), including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our most recently filed Annual Report on Form 10-K, Quarterly Report on Form 10-Q and other documents that we have filed, or that we will file, with the SEC. Any forward-looking statements made by us in this press release speak only as of the date on which they are made, and subsequent events may cause these expectations to change. We disclaim any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

For the media: pr@ses.ai

For investors: ir@ses.ai

© 2026 SES AI Corp.